                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report


                                                                                                 Determination Date:   12/16/04
                                                                                                  Collection Period:   11/30/04
                                                                                                       Payment Date:   12/20/04
  I. AVAILABLE FUNDS

      A. Available Pledged Revenues

         a.   Scheduled Payments Received                                                                        $29,478,516.67
         b.   Liquidation Proceeds Allocated to Owner Trust                                                          410,737.15
         c.   Required Payoff Amounts of Prepaid Contracts                                                         1,125,624.14
         d.   Required Payoff Amounts of Purchased Contracts                                                           1,077.54
         e.   Proceeds of Clean-up Call                                                                                    0.00
         f.   Investment Earnings on Collection Account and Note Distribution Account                                      0.00
                                                                                                                 --------------

                                                     Total Available Pledged Revenues =                          $31,015,955.50

     B.  Determination of Available Funds

         a.   Total Available Pledged Revenues                                                                   $31,015,955.50
         b.   Servicer Advances                                                                                    2,763,382.26
         c.   Recoveries of  prior Servicer Advances                                                              (3,367,848.28)
         d.   Withdrawal from Cash Collateral Account                                                                169,210.87
                                                                                                                 --------------

                                                     Total Available Funds =                                     $30,580,700.35
                                                                                                                 ==============


 II. DISTRIBUTION AMOUNTS

     A.  COLLECTION ACCOUNT DISTRIBUTIONS

           1. Servicing Fee                                                                                          405,260.06

           2. Class A-1 Note Interest Distribution                                               40,144.15
              Class A-1 Note Principal Distribution                                          26,828,328.76
                        Aggregate Class A-1 distribution                                                          26,868,472.91

           3. Class A-2 Note Interest Distribution                                              192,500.00
              Class A-2 Note Principal Distribution                                                   0.00
                        Aggregate Class A-2 distribution                                                             192,500.00

           4. Class A-3 Note Interest Distribution                                              632,500.00
              Class A-3 Note Principal Distribution                                                   0.00
                        Aggregate Class A-3 distribution                                                             632,500.00

           5. Class A-4 Note Interest Distribution                                              128,430.00
              Class A-4 Note Principal Distribution                                                   0.00
                        Aggregate Class A-4 distribution                                                             128,430.00

           6. Class B Note Interest Distribution                                                 29,124.69
              Class B Note Principal Distribution                                               799,760.48
                        Aggregate Class B distribution                                                               828,885.17

           7. Class C Note Interest Distribution                                                 17,020.92
              Class C Note Principal Distribution                                               436,232.98
                        Aggregate Class C distribution                                                               453,253.90

           8. Class D Note Interest Distribution                                                 53,521.34
              Class D Note Principal Distribution                                             1,017,876.97
                        Aggregate Class D distribution                                                             1,071,398.31

           9. Deposit to the Cash Collateral Account                                                                      0.00

          10. Amounts in accordance with the CCA Loan Agreement                                                            0.00

          11. Remainder to the holder of the equity certificate                                                            0.00
                                                                                                                 --------------

                                                     Collection Account Distributions =                           30,580,700.35
                                                                                                                 ==============

     B.  CASH COLLATERAL ACCOUNT DISTRIBUTIONS

           1. Payment due on the Senior Loan                                                                       2,312,879.35

           2. Payment due on the Holdback                                                                                  0.00

           3. Payment to the Depositor                                                                                     0.00
                                                                                                                 --------------

                                                     Cash Collateral Account Distributions =                       2,312,879.35
                                                                                                                 ==============

     C.  INCORRECT DEPOSITS TO BE RETURNED TO CIT    Collection Account Distributions =                                    0.00
                                                                                                                 ==============

III.  INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES


                ----------------------------------------------------------------------------
                      Distribution           Class A-1    Class A-2   Class A-3   Class A-4
                        Amounts                Notes        Notes       Notes       Notes
                ----------------------------------------------------------------------------
           1.         Interest Due             40,144.15  192,500.00  632,500.00  128,430.00
           2.         Interest Paid            40,144.15  192,500.00  632,500.00  128,430.00
           3.       Interest Shortfall              0.00        0.00        0.00        0.00
                     ((1) minus (2))
           4.         Principal Paid       26,828,328.76        0.00        0.00        0.00

           5.   Total Distribution Amount  26,868,472.91  192,500.00  632,500.00  128,430.00
                    ((2) plus (4))


                ---------------------------------------------------------------------------------
                      Distribution            Class B      Class C      Class D     Total Offered
                        Amounts                Notes        Notes        Notes         Notes
                ---------------------------------------------------------------------------------
           1.         Interest Due             29,124.69   17,020.92     53,521.34   1,093,241.10
           2.         Interest Paid            29,124.69   17,020.92     53,521.34   1,093,241.10
           3.       Interest Shortfall              0.00        0.00          0.00           0.00
                      ((1) minus (2))
           4.          Principal Paid         799,760.48  436,232.98  1,017,876.97  29,082,199.19

           5.   Total Distribution Amount     828,885.17  453,253.90  1,071,398.31  30,175,440.29
                      ((2) plus (4))


 IV.   Information Regarding the Securities

     A   Summary of Balance Information


                ------------------------------------------------------------------------------------------------------------
                                            Applicable    Principal Balance  Class Factor  Principal Balance  Class Factor
                          Class               Coupon           Dec-04          Dec-04          Nov-04            Nov-04
                                               Rate          Payment Date    Payment Date    Payment Date     Payment Date
                ------------------------------------------------------------------------------------------------------------
           a.        Class A-1 Notes          1.1200%         19,255,513.27    0.06191         46,083,842.03    0.14818
           b.        Class A-2 Notes          1.5400%        150,000,000.00    1.00000        150,000,000.00    1.00000
           c.        Class A-3 Notes          2.2000%        345,000,000.00    1.00000        345,000,000.00    1.00000
           d.        Class A-4 Notes          2.7000%         57,080,000.00    1.00000         57,080,000.00    1.00000
           e.        Class B Notes            1.9600%         17,031,681.97    0.66194         17,831,442.45    0.69302
           f.        Class C Notes            2.1000%          9,290,008.35    0.66215          9,726,241.33    0.69325
           g.        Class D Notes            2.8300%         21,676,686.16    0.66196         22,694,563.13    0.69304

           h.              Total Offered Notes               619,333,889.75                   648,416,088.94


     B  Other Information

                ---------------------------------------------------------------
                                              Scheduled          Scheduled
                                           Principal Balance  Principal Balance
                         Class                Dec-04               Nov-04
                                             Payment Date       Payment Date
                ---------------------------------------------------------------
                      Class A-1 Notes        26,995,352.53       54,510,797.87


                ---------------------------------------------------------------------------------------
                                            Target           Class           Target           Class
                             Class     Principal Balance     Floor      Principal Amount      Floor
                  Class    Percentage       Dec-04           Dec-04          Nov-04           Nov-04
                                         Payment Date     Payment Date    Payment Date     Payment Date
                ---------------------------------------------------------------------------------------
                 Class A     92.25%     571,335,513.29                   598,163,842.05
                 Class B      2.75%      17,031,681.97         0.00       17,831,442.45           0.00
                 Class C      1.50%       9,290,008.35         0.00        9,726,241.33           0.00
                 Class D      3.50%      21,676,686.14         0.00       22,694,563.11           0.00


  V. PRINCIPAL

     A.  MONTHLY PRINCIPAL AMOUNT

           1. Principal Balance of Notes and Equity Certificates                         648,416,088.94
              (End of Prior Collection Period)
           2. Contract Pool Principal Balance (End of Collection Period)                 619,333,889.75
                                                                                        ---------------

                          Total monthly principal amount                                  29,082,199.19


     B.  PRINCIPAL BREAKDOWN                                      No. of Accounts
                                                                  ---------------
           1. Scheduled Principal                                      60,114             27,302,558.29
           2. Prepaid Contracts                                          160               1,123,012.24
           3. Defaulted Contracts                                        146                 655,551.12
           4. Contracts purchased by CIT Financial USA, Inc.              1                    1,077.54
                                                                  -------------------------------------
                   Total Principal Breakdown                           60,421             29,082,199.19

                             Page 2 of 4

 VI. CONTRACT POOL DATA

     A.  CONTRACT POOL CHARACTERISTICS

                                                          ----------------------------------------------
                                                             Original         Dec-04          Nov-04
                                                               Pool        Payment Date    Payment Date
                                                          ----------------------------------------------
           1.   a.  Contract Pool Balance                 935,586,370.00  619,333,889.75  648,416,088.94
                b.  No of Contracts                               62,780          60,114          60,421
                c.  Pool Factor

           2.   Weighted Average Remaining Term                    36.90           29.16           29.85

           3.   Weighted Average Original Term                     44.00

     B.  DELINQUENCY INFORMATION
                                            ----------------------------------------------------------------
                                                        % of Aggregate
                                              % of      Required Payoff       No. Of      Aggregate Required
                                            Contracts       Amount           Accounts     Payoff Amounts
                                            ----------------------------------------------------------------
           1. Current                         95.65%         96.58%              57,498     604,274,236.84
              31-60 days                       2.45%          2.42%               1,474      15,128,375.40
              61-90 days                       0.86%          0.44%                 517       2,766,956.17
              91-120 days                      0.46%          0.25%                 276       1,593,726.09
              120+ days                        0.58%          0.30%                 349       1,890,756.01

                         Total Delinquency   100.00%        100.00%              60,114     625,654,050.51

           2. Delinquent Scheduled Payments:

              Beginning of Collection Period                               6,924,626.78
              End of Collection Period                                     6,320,160.76
                                                                         --------------

                         Change in Delinquent Scheduled Payments            (604,466.02)


     C.  DEFAULTED CONTRACT INFORMATION

           1. Required Payoff Amount on Defaulted Contracts                  655,551.12
           2. Liquidation Proceeds received                                  410,737.15
                                                                         --------------
           3. Current Liquidation Loss Amount                                244,813.97

           4. Cumulative Liquidation Losses to date                        4,657,939.63

                                    % of Initial Contracts                        2.169%
                        % of Initial Contract Pool Balance                        0.498%


VII. MISCELLANEOUS INFORMATION

     A.  SERVICER ADVANCE BALANCE

           1. Opening Servicer Advance Balance                             6,924,626.78
           2. Current Period Servicer Advance                              2,763,382.26
           3. Recoveries of prior Servicer Advances                       (3,367,848.28)
                                                                         --------------
           4. Ending Servicer Advance Balance                              6,320,160.76


     B.  CASH COLLATERAL ACCOUNT

           1. Opening Cash Collateral Account                                              53,494,327.34

           2. Deposit from the Collection Account                                                   0.00

           3. Withdrawals from the Cash Collateral Account                                   (169,210.87)

           4. Ending Cash Collateral Account Balance before Distributions                  53,407,925.25

           5. Required Cash Collateral Account Amount                                      51,095,045.90

           6. Cash Collateral Account Surplus                                               2,312,879.35

           7. Investment Earnings                                                              82,808.78

           8. Distribution of CCA
                   a. Senior Loan Interest                                                    (56,200.73)
                   b. Senior Loan Principal                                                (2,256,678.62)
                   c. Holdback Amount Interest                                                      0.00
                   d. Holdback Amount Principal                                                     0.00
                                                                                          --------------
                             Total Distribution                                            (2,312,879.35)

           9. Ending Cash Collateral Account Balance after Distributions                   51,095,045.90

     C.  OTHER RELATED INFORMATION

           1. Discount Rate                                                  2.8380%

           2. Life to Date Prepayment (CPR)                                  5.9092%

           3. Life to Date Substitutions:

                   a. Prepayments                                   0.00

                   b. Defaults                                      0.00

              -------------------------------------------------------------------------
                                                             Dec-04          Nov-04
                            Item                          Payment Date    Payment Date
              -------------------------------------------------------------------------
           4. a. Senior Loan                              10,555,038.85   12,811,717.46
              b. Holdback Amount                          42,101,386.65   42,101,386.65

           5. Applicable Rates for the Interest Period:
              a. Libor Rate for the Interest Period              2.1400%
              b. Senior Loan Interest Rate                       5.6400%
              c. Holdback Amount Interest Rate                   8.1400%


           6. DELINQUENCY, NET LOSSES AND CPR HISTORY

           --------------------------------------------------------------------------------------------------
                               % of                  % of                  % of                   % of
                             Aggregate             Aggregate             Aggregate              Aggregate
                          Required Payoff       Required Payoff       Required Payoff        Required Payoff
                              Amounts              Amounts                Amounts               Amounts
           Collection
            Periods     31-60 Days Past Due   61-90 Days Past Due   91-120 Days Past Due   120+ Days Past Due
           --------------------------------------------------------------------------------------------------
            11/30/04           2.42%                 0.44%                  0.25%                0.30%
            10/31/04           1.87%                 0.47%                  0.22%                0.27%
            09/30/04           1.81%                 0.47%                  0.25%                0.23%
            08/31/04           1.59%                 0.55%                  0.16%                0.29%
            07/31/04           1.71%                 0.43%                  0.19%                0.34%
            06/30/04           1.67%                 0.45%                  0.24%                0.39%
            05/31/04           1.94%                 0.45%                  0.29%                0.35%
            04/30/04           1.64%                 0.45%                  0.23%                0.20%
            03/31/04           1.57%                 0.54%                  0.29%                0.01%
            02/29/04           3.16%                 0.52%                  0.00%                0.00%
           --------------------------------------------------------------------------------------------------


           ----------------------------------------------------------
             Collection    Cumulative Net    Monthly Net
               Month       Loss Percentage     Losses       LTD CPR
           ----------------------------------------------------------
            November-04         0.498%        244,813.97     5.91%
            October-04          0.472%        361,696.75     5.98%
           September-04         0.433%        681,326.42     6.26%    Revised
             August-04          0.240%              0.00     6.68%    Revised
              July-04           0.240%        806,002.64     7.09%
              June-04           0.154%        721,869.54     7.72%
              May-04            0.077%        354,449.23     7.40%
             April-04           0.039%        209,238.42     9.16%
             March-04           0.017%        157,280.57    10.43%
            February-04         0.000%              0.00     8.50%
           ----------------------------------------------------------


                                         Page 4 of 4